EXHIBIT 8.2

October 9, 2015

Goldcorp Inc.

Park Place, Suite 3400

666 Burrard Street

Vancouver, British Columbia V6C 2X8

Ladies and Gentlemen:

We have acted as U.S. Federal income tax counsel to Goldcorp Inc. This opinion is being delivered in connection with the filing of the registration statement on Form F-3 (the “Registration Statement”) by Goldcorp Inc. with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

We have examined (i) the Dividend Reinvestment Plan, and (ii) the Registration Statement. In addition, we have examined, and relied as to matters of fact upon, originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and made such other inquiries as we have deemed necessary or appropriate to enable us to render the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

In rendering such opinion, we have assumed, with your permission, that the statements concerning the Dividend Reinvestment Plan as set forth therein and the Registration Statement are true, complete and correct and will remain true, complete and correct at all times.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that all statements of law and legal conclusions contained in the Registration Statement under the caption “Material United States Federal Income Tax Considerations” are correct in all material respects.

We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the Dividend Reinvestment Plan under any state, local or non-U.S. law, or with respect to other areas of U.S. federal taxation. We do not express any opinion herein concerning any law other than the federal law of the United States.

We hereby consent to the filing of this opinion as Exhibit 8.2 to the Registration Statement, and to the references to our firm name therein.

Very truly yours,

/s/ Greenberg Traurig, LLP.

GREENBERG TRAURIG, LLP